As Filed with the Securities and Exchange Commission on November 20, 2003
                                                         Registration No. ____
==============================================================================


                          SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549
                               ---------------------


                                    FORM S-8


                           REGISTRATION STATEMENT UNDER
                            THE SECURITIES ACT OF 1933


                          ADDVANTAGE TECHNOLOGIES GROUP, INC.
           ----------------------------------------------------------------
                 (Exact name of registrant as specified in its charter)


      Oklahoma                                          73-1351610
------------------------                   ------------------------------------
(State of Incorporation)                   (I.R.S. Employer Identification No.)



                         1605 E Iola, Broken Arrow, OK   74012
                  ---------------------------------------------------
                  (Address of principal executive offices) (Zip Code)


            ADDVANTAGE TECHNOLOGIES GROUP, INC. 1998 INCENTIVE STOCK PLAN
-------------------------------------------------------------------------------
                             (Full Title of the Plan)


                             Kenneth A. Chymiak, President
                                    1605 E. Iola
                             Broken Arrow, Oklahoma  74012
                                   918-251-9121
                ---------------------------------------------------------
                (Name, address and telephone number of agent for service)




                                       Copy to:
                                 Lynnwood R. Moore, Jr.
                                 CONNER & WINTERS, P.C.
                                 3700 First Place Tower
                                  15 East Fifth Street
                               Tulsa, Oklahoma 74103-4344
                            ---------------------------------

                         CALCULATION OF REGISTRATION FEE

                                   Proposed        Proposed
                       Amount      maximum          maximum          Amount of
Title of securities     to be    offering price    aggregate       registration
to be registered     registered   per share(2)   offering price(2)     fee(2)
-------------------  ----------  --------------  -----------------   ---------

Common Stock         1,001,041(1)    $4.80         $3,767,162.53      $356.30
                     =========       =====         =============      =======

<F1>
(1) This amount represents the maximum number of shares which are currently issuable pursuant to the ADDvantage Technologies Group, Inc. 1998 Incentive Stock Plan ("1998 Plan"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of common stock which become issuable under the 1998 Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of shares of the outstanding common stock of the Registrant.

<F2>
(2) In accordance with Rule 457(c) and (h), the maximum offering price and the calculation of the registration fee are based upon the basis of the average of the bid and asked prices for the Common Stock on November 19, 2003, of $4.80, as reported on the OTC Bulletin Board, except with respect to 179,000 shares which are subject to outstanding options under the 1998 Plan the maximum offering price is determined in accordance with Rule 457(h) on the basis of the exercise price of such outstanding options, as illustrated by the following:



       Number of
   Shares Subject to                  Offering
  Outstanding Stock Options           Price Per             Aggregate
    Under 1998 Plan                    Share              Offering Price
  -------------------------           ---------           --------------
         50,000                        $4.00                 $200,000
         39,500                        $3.125                $123,438
         67,500                        $1.50                 $101,250
          6,000                        $0.81                   $4,860
          6,000                        $1.65                   $9,900
         10,000                        $1.90                  $19,000
        -------                                              --------

        179,000                                              $458,448
        =======                                              ========


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                                 Explanatory Note

The Section 10(a) Prospectus being delivered by ADDvantage Technologies Group, Inc., formerly known as ADDvantage Media Group, Inc. (the "Company"), to certain officers, directors, employees or consultants of the Company or its subsidiaries as required by Rule 428 under the Securities Act of 1933, as amended (the "Act"), has been prepared in accordance with the requirements of Form S-8 and relates to shares of common stock, par value $0.01 per share, of the Company which have been reserved for issuance pursuant to the ADDvantage Technologies Group, Inc. 1998 Incentive Stock Plan (the "1998 Plan"). Information regarding the 1998 Plan required in the Section 10(a) Prospectus is included in the documents being maintained and delivered by the Company as required by Rule 428 under the Act. The Company will provide to the participants in the 1998 Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as required by Item 2 of Part I of Form S-8. Upon request, the Company will furnish to the Securities and Exchange Commission or its staff a copy or copies of all the documents included in such file.

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities Exchange Commission are incorporated herein by reference:

  (a) The Company's annual report on Form 10-KSB for the fiscal year ended September 30, 2002, filed on January 10, 2003;

  (b) The Company's quarterly reports on Form 10-QSB for the quarter ended December 31, 2002, filed on February 10, 2003; for the quarter ended March 31, 2003, filed on May 15, 2003; and for the quarter ended June 30, 2003, filed on August 13, 2003; and

  (c) Description of the Company's Common Stock set forth in the Registrant's Form SB-2 Registration Statement, No. 33-39902-FW, including any amendment or report filed for the purposes of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant's Certificate of Incorporation, as amended ("Certificate of Incorporation") and Bylaws provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the fullest extent not prohibited by the laws of Oklahoma.

Under Section 1031 of the Oklahoma General Corporation Act (the "OGCA"), a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The Certificate of Incorporation provides that to the maximum extent permitted by law, a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, the OGCA permits Oklahoma corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the OGCA and the Certificate of Incorporation are that a director's liability will not be limited: (i) for breaches of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations or law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director derived an improper personal benefit.

The foregoing summaries are necessarily subject to the complete text of the statutes, the Certificate of Incorporation and By-Laws referred to above and are qualified in their entirety by reference thereto.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

Exhibit
Number      Description of Document
-------     -----------------------

  4.1       Certificate of Incorporation, as amended, of the Registrant(1)
  4.2       Bylaws of the Registrant(2)
  4.3       ADDvantage Media Group, Inc. 1998 Incentive Stock Plan(3)
  4.4       First Amendment to ADDvantage Media Group, Inc. 1998 Incentive
            Stock Plan
  5         Opinion of Conner & Winters, P.C.
 23.1       Consent of Tullius Taylor Sartain & Sartain LLP
 23.2       Consent of Conner & Winters, P.C. (incorporated into Exhibit 5 hereto)
 24.1       Power of Attorney (see page 4)

----------------------

(1) Filed as Exhibit 3.1 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2002, filed on January 10, 2003, and is incorporated herein by reference.

(2) Filed as Exhibit 3.2 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2002, filed on January 10, 2003, and is incorporated herein by reference.

(3) The ADDvantage Media Group, Inc. 1998 Incentive Stock Plan (the "1998 Plan") was filed as Appendix A to the Registrant's Proxy Statement relating to the Registrant's 1998 Annual Meeting, filed April 28, 1998, and is incorporated herein by reference.

Item 9.  Undertakings.

1.  The undersigned Registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broken Arrow, State of Oklahoma, on the 20th day of November 2003.

                                            ADDVANTAGE TECHNOLOGIES GROUP, INC.


                                            By: /s/ Kenneth A. Chymiak
                                            ----------------------------------
                                            Kenneth A. Chymiak,
                                            President



                                 Power of Attorney
                                 -----------------

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints KENNETH A. CHYMIAK, and DEE COOPER, his attorney-in-fact, with the full power of substitution and resubstitution, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act necessary to be done in connection therewith, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his substitutes, may lawfully or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933 this report has been signed below by the following persons on behalf of the registrant and in capacities and on the dates indicated.

Signature                     Title                           Date
---------                     -----                           ----



By: /s/ Kenneth A. Chymiak    President, and Chief Executive
--------------------------    Officer                         November 5, 2003
Kenneth A. Chymiak            (Principal Executive Officer)



By: /s/ Dee Cooper            Controller
-------------------------     (Principal Financial and        November 4, 2003
Dee Cooper                    Accounting Officer)



By: /s/ David E. Chymiak      Chairman of the Board of
-------------------------     Directors                       November 12, 2003
David E. Chymiak



By: /s/ Freddie H. Gibson     Director
-------------------------                                     November 12, 2003
Freddie H. Gibson



By: /s/ Stephen J. Tyde       Director
-------------------------                                     November 12, 2003
Stephen J. Tyde



By: /s/ Gary W. Young         Director
-------------------------                                     November 6, 2003
Gary W. Young








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